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EXHIBIT 10.11.1

CORPORATE TRADENAME AND TRADEMARK AGREEMENT—AMENDMENT

        DuPont and DPI hereby agree to amend the Corporate Tradename and Trademark Agreement made and entered into by them May 7, 1998, as follows:

        Section 5.1(c) is deleted in its entirety and replaced with the following language:

        "5.1(c) If the Licensor ceases to be the largest shareholder of common stock of the Licensee, and the new largest shareholder is, in the Licensor's reasonable judgment, someone other than a passive shareholder."

E.I. DU PONT DE NEMOURS & CO.	DUPONT PHOTOMASKS, INC.
By: /s/ SUSAN M. STALNECKER	By: /s/ JOHN M. LYNN
Name: Susan M. Stalnecker	Name: John M. Lynn
Title: Vice President and Treasurer	Title: Executive Vice President and General Counsel

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  EXHIBIT 10.11.1
CORPORATE TRADENAME AND TRADEMARK AGREEMENT—AMENDMENT